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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44854) pertaining to the Perficient, Inc. 401(k) Employee Savings Plan, the Registration Statement (Form S-8 No. 333-42626) pertaining to the Perficient, Inc. 1999 Stock Option/Stock Issuance Plan and the Registration Statement (Form S-3 No. 333-42624) of our report dated January 25, 2001, with respect to the consolidated financial statements of Perficient, Inc. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 2000.


/s/ Ernst & Young LLP

Austin, Texas
March 28, 2001


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